EXHIBIT 99.1
                                                                    ------------
FOR IMMEDIATE RELEASE
For Further Information:

Howard N. Feist
Chief Financial Officer
(609) 584-3586


           CONGOLEUM CORPORATION SEEKS BONDHOLDERS' CONSENT TO AMEND
                                   INDENTURE

MERCERVILLE, NJ, March 17, 2003 - Congoleum Corporation (AMEX:CGM) today announced that as part of its strategy to resolve its asbestos liabilities, it is seeking bondholders' approval of certain amendments to the indenture governing its 8 5/8% Senior Notes due 2008. These amendments are intended to expressly give Congoleum greater flexibility to proceed with certain steps and transactions in connection with its asbestos settlement negotiations. Upon successful completion of these negotiations, Congoleum intends to file a prepackaged plan of reorganization under Chapter 11 of the Bankruptcy Code which would incorporate the asbestos settlement and leave its bondholders, trade creditors, and other non-asbestos related claim creditors unimpaired.

Adoption of the proposed amendments to the indenture requires the consent of holders representing a majority of the aggregate principal amount of the outstanding notes as of the record date. Holders of such a majority have already provided Congoleum with written confirmation that they intend to consent to the proposed amendments.

Roger S. Marcus, Chairman of the Board, commented "Our negotiations with claimants' counsel have progressed to the point where we believe we should be able to reach agreement. We have reviewed our goals and strategy with our largest bondholders under confidentiality agreements and they have given us their support and encouragement. This solicitation provides for the formalization of that support and positions us to finalize a settlement agreement with the claimants' counsel once the remaining economic and other aspects of our negotiations are concluded, which I am optimistic could occur shortly".

The solicitation is being made upon the terms and is subject to the conditions set forth in the Consent Solicitation Statement dated March 17, 2003 and related documents. Copies of those documents can be obtained by contacting The Altman Group, Inc., the consent agent for the consent solicitation, at (212) 681-9600. The expiration date for the consent solicitation is 3 p.m., New York City time, on Thursday, March 27, 2003, unless extended by Congoleum.

Congoleum Corporation is a leading manufacturer of resilient flooring, serving both residential and commercial markets. Its sheet, tile and plank products are available in a wide variety of designs and colors, and are used in remodeling, manufactured housing, new construction and commercial applications. The Congoleum brand name is recognized and trusted by consumers as representing a company that has been supplying attractive and durable flooring products for over a century.

WARNING REGARDING FORWARD - LOOKING STATEMENTS

THE ABVE NEWS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS, WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON CONGOLEUM'S EXPECTATIONS, AS OF THE DATE OF THIS RELEASE, OF FUTURE EVENTS, AND CONGOLEUM UNDERTAKES NO OBLIGATION TO UPDATE ANY OF THESE FORWARD LOOKING STATEMENTS. ALTHOUGH CONGOLEUM BELIEVES THAT THESE EXPECTATIONS ARE BASED ON REASONABLE ASSUMPTIONS, WITHIN THE BOUNDS OF ITS KNOWLEDGE OF ITS BUSINESS AND EXPERIENCE, THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS WILL NOT DIFFER MATERIALLY FROM ITS EXPECTATIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS INCLUDE: (I) THE FUTURE COST AND TIMING OF ESTIMATED ASBESTOS LIABILITIES AND PAYMENTS AND AVAILABILITY OF INSURANCE COVERAGE AND REIMBURSEMENT FROM INSURANCE COMPANIES FOR ASBESTOS-RELATED PERSONAL INJURY CLAIMS, (II) NEGOTIATING SETTLEMENT AGREEMENTS ON TERMS IT CONSIDERS SATISFACTORY WITH A SUFFICIENT MAJORITY OF CLAIMANTS, (III) REACHING AGREEMENT WITH OTHER CREDITORS, OR CLASSES OF CREDITORS, THAT EXIST OR MAY EMERGE, (IV) CONGOLEUM'S SATISFACTION OF THE CONDITIONS AND OBLIGATIONS UNDER ITS OUTSTANDING DEBT INSTRUMENTS, (V) THE RESPONSE FROM TIME-TO-TIME OF ITS LENDERS, CUSTOMERS, SUPPLIERS AND OTHER CONSTITUENCIES TO THE ONGOING PROCESS ARISING FROM CONGOLEUM'S STRATEGY TO SETTLE ITS ASBESTOS LIABILITY, (VI) OBTAINING SUFFICIENT CREDITOR AND COURT APPROVAL OF ANY REORGANIZATION PLAN PURSUED BY IT AND (VII) COMPLIANCE WITH THE UNITED STATES BANKRUPTCY CODE, INCLUDING SECTION 524(g). ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY AS A RESULT OF THESE AND OTHER FACTORS DISCUSSED IN CONGOLEUM'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, ITS QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2002 AND ITS OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


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